Exhibit 99.1

Press Release	MONTPELIER RE HOLDINGS LTD. (NYSE - MRH)

Montpelier Re Holdings’ Chief Underwriting and Risk Officer to Participate in 2007 New York Stock Exchange Virtual Investor Forum

Company Release - 12/03/2007

HAMILTON, Bermuda—(BUSINESS WIRE)—

Montpelier Re Holdings Ltd.(NYSE: MRH) today announced that Christopher Harris, Chief Underwriting and Risk Officer, is scheduled to present at the 2007 NYSE Virtual Investor Forum, “Investing in Reinsurance Companies”, on Tuesday, December 4, 2007 at 9:00 a.m. ET.

A link to the live webcast of the presentation will be available on our homepage at www.montpelierre.bm. Accompanying informational slides will also be part of the presentation. A replay of the presentation will be available on Montpelier Re’s website.

About Montpelier Re

Through our operations in Bermuda, the US and Europe, the Montpelier Group provides customized, innovative, and timely reinsurance and insurance solutions to the global market. For further information about Montpelier Re, please visit our website at www.montpelierre.bm.

Source: Montpelier Re Holdings Ltd.

Contact: Montpelier Re Holdings Ltd.

Investors:

William Pollett, 441-297-9576

SVP & Treasurer

or

Media:

Jeannine Klein Menzies, 441-297-9570

Corporate Affairs Manager